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                                                                    EXHIBIT 99.7

                    [LETTERHEAD OF LAZARD FRERES & CO. LLC]

                                          August 15, 2000

LaSalle Re Holdings Limited
Continental Building
25 Church Street
Hamilton HM 12
Bermuda

     We hereby consent to the reference to the opinion of our Firm in the Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                          By /s/ ERIC S. HANSON
                                            ------------------------------------
                                                   Eric S. Hanson
                                                   Managing Director